UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2008 (June 13, 2008)

REGENERON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
New York
(State or Other Jurisdiction of Incorporation)

000-19034 (Commission File Number)	13-3444607 (IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York (Address of Principal Executive Offices)	10591-6707 (Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment and Restatement of 2000 Long-Term Incentive Plan
     At the 2008 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the “Company”) held on June 13, 2008, the Company’s shareholders approved the amendment and restatement of the Company’s 2000 Long-Term Incentive Plan (the “Plan”), which (1) increased the maximum number of shares of common stock reserved for and available for issuance under the Plan to 28,500,000, representing an increase of 10,000,000 shares; (2) extended the term of the Plan until December 31, 2013; and (3) added to the Plan certain “best practices” in stock plan design. Shareholder approval of the amendment and restatement of the Plan also constituted re-approval for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended, of certain performance goals in the Plan that may be applied to awards thereunder.
     The Plan was included as Appendix A to the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2008. The amendments effected by the amendment and restatement of the Plan, the terms and conditions of the Plan and information pertaining to certain participants in the Plan are described in detail in the proxy statement. The foregoing description of the amendment and restatement of the Plan is qualified in its entirety by the Plan, which is attached to this report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Document

10.1	Regeneron Pharmaceuticals, Inc. Amended and Restated 2000 Long-Term Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Date: June 17, 2008	By:	/s/ Stuart Kolinski
		Name:	Stuart Kolinski
		Title:	Senior Vice President and General Counsel

Exhibit Index

Number	Description
10.1	Regeneron Pharmaceuticals, Inc. Amended and Restated 2000 Long- Term Incentive Plan